Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
(CA) Ads, LLC	Delaware	Consys-9 (Sc) LLC	Delaware
(CA) CHC LP	Delaware	Corporate Property Associates 4-A	California
24 HR TX (TX) Limited Partnership	Delaware	California Limited Partnership
24 HR-TX (MD) Business Trust	Maryland	Corporate Property Associates 6-A	California
24 HR-TX GP (TX) QRS 12-66, Inc.	Delaware	California Limited Partnership
308 Route 38 LLC	Delaware	Corporate Property Associates 9-A	Delaware
308 Route 38, Inc.	Delaware	Delaware Limited Partnership
ABI (TX) Limited Partnership	Delaware	Corporate Property Associates I	Maryland
Abi GP (Tx) LLC	Delaware	Corporate Property Associates LP	California
AFD (MN) LLC	Delaware	CPA Burnhaven LP	Delaware
Ameri-MMI (SC) 11-11, Inc.	Delaware	CPA Paper, Inc.	Delaware
ANTH WPC (CA) LLC	Delaware	Dent (TX) LP	Delaware
AW WPC (KY) LLC	Delaware	Denton (TX) QRS 10-2, LLC	Delaware
AZO Driver (DE) LLC	Delaware	Denton (TX) Trust	Maryland
AZO Mechanic (DE) LLC	Delaware	DP WPC (TX) LLC	Delaware
AZO Navigator (DE) LLC	Delaware	Drayton Plains (MI), LLC	Delaware
AZO Valet (DE) LLC	Delaware	Emerald Development Company, Inc.	Delaware
AZO-A L.P.	Delaware	Faur WPC (OH) LLC	Delaware
AZO-B L.P.	Delaware	Fly CD, LLC	Delaware
AZO-C L.P.	Delaware	Food WPC (MI) LLC	Delaware
AZO-D L.P.	Delaware	Forge River (TX) LP	Delaware
Bill CD LLC	Delaware	Forge River GP (TX) WPC, INC.	Delaware
Bone (DE) LLC	Delaware	GENA Property Company, L.P.	California
Bone Manager, Inc.	Delaware	GENA, LLC	Delaware
BRI (MN) LLC	Delaware	Hibbett (AL) 11-41, Inc.	Delaware
Broomfield Properties Corp.	Colorado	Keystone Capital Company, Inc.	Washington
Bud Limited Liability Company	Tennessee	LIVHO, Inc.	Delaware
Build (CA) QRS 12-24, Inc.	California	Map Invest 1 SARL	France
Call LLC	Delaware	Map Invest 2 SARL	France
Carey Asset Management Corp.	Delaware	Mapi Invest SPRL	Belgium
Carey Financial, LLC	Delaware	Mapinvest Delaware LLC	Delaware
Carey Management LLC	Delaware	Mauritius International I LLC	Delaware
Carey Management Services, Inc.	Delaware	MMI (SC) QRS 11-11, LLC	Delaware
Carey Norcross, L.L.C.	Delaware	Paper Limited Liability Company	Delaware
Carey REIT, INC.	Maryland	Phone (LA), LLC	Delaware
Carey Storage I (Ca) Rohnert LLC	Delaware	Phone Managing Member, LLC	Delaware
Carey Technology Properties II LLC	Delaware	Polkinvest Sprl	Belgium
Carey V. Shares LLC	Delaware	QRS 10-18 (FL), LLC	Delaware
Carlog 1 SARL	France	QRS 11-12 (FL), LLC	Delaware
Carlog 2 SARL	France	QRS 11-14 (NC), LLC	Delaware
Ccare (Multi) Limited Partnership	Delaware	QRS 11-2 (AR), LLC	Delaware
Ccare (Multi) QRS 9-1, Inc.	Delaware	QRS 11-41 (AL), LLC	Delaware
CD Corp-5, Inc.	Delaware	Quest-US West (AZ) QRS 11-68, LLC	Delaware
CD UP LP	Delaware	Randolph/Clinton Limited Partnership	Delaware
CDC Paying Agent LLC	Delaware	Rush It LLC	Delaware
CHKFREE WPC Member (GA) LLC	Delaware	SAS Illkinvest	France
Citrus Heights (CA) GP, LLC	Delaware	SAS Immo Invest	France
Comquest West (AZ) 11-68, Inc.	Delaware	SAS MSA Invest	France

W. P. Carey 2006 10-K – 89

Exhibit 21.1

State or Country
Name of Subsidiary	of Incorporation
SAS Tours Invest	France
SCI Carlog	France
SCI Le Mail	France
SCI Map Invest	France
SCI Pantin Invest	France
Spec (CA) QRS 12-20, Inc.	California
Storage 1 (Ct) LLC	Delaware
Telegraph (MO) LLC	Delaware
Telegraph Manager (MO) WPC, INC.	Delaware
Three Aircraft Seats (DE) LP	Delaware
Three Cabin Seats (DE) LLC	Delaware
Torrey Pines Limited Partnership	California
Torrey Pines, LLC	Delaware
UP CD LLC	Delaware
Venice (CA) LP	Delaware
W.P. Carey & Co (UK) LLC	Delaware
W.P. Carey Development LLC	Delaware
W.P. Carey International LLC	Delaware
Wals (In) LLC	Delaware

W. P. Carey 2006 10-K – 90